Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-235726) of Globalstar, Inc. (Globalstar) of our reports dated March 4, 2021, with respect to the consolidated financial statements of Globalstar, and the effectiveness of internal control over financial reporting of Globalstar, included in this Annual Report (Form 10‑K) of Globalstar for the year ended December 31, 2020.

/s/ Ernst & Young LLP

New Orleans, Louisiana
March 4, 2021